UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2015

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.

SUPPLEMENTAL FEDERAL INCOME TAX CONSIDERATIONS

Alexandria Real Estate Equities, Inc. (the “Company”) is disclosing the following information to supplement the discussion under the heading “Federal Income Tax Considerations” (the “Tax Disclosures”) included in the Company’s Registration Statement on Form S-3 (File No. 333-181881) filed with the Securities and Exchange Commission on June 5, 2012 (the “Registration Statement”).  This summary is for general information only, is not tax advice, and should be read together with the Tax Disclosures.

The following discussion is a supplement to, and should be read together with, the discussion under the heading “Federal Income Tax Considerations- Taxation of Our Stockholders- Tax Rates Applicable to Individual Stockholders” in the Registration Statement.

Tax Rates

In our prospectus dated June 4, 2012, we noted that, without future congressional action, in 2013: (i) the maximum tax rate for noncorporate taxpayers on long-term capital gains will increase from 15% to 20%; (ii) the maximum tax rate on ordinary dividends to noncorporate taxpayers, whether or not such dividends were “qualified dividends” under current law, will increase to 39.6%; and (iii) the back-up withholding rate will increase from 28% to 31%.  Signed into law January 2, 2013, the American Taxpayer Relief Act of 2012: (i) provided the maximum rate on long-term capital gains did, in fact, increase from 15% to 20%; (ii) preserved the treatment of “qualified dividends,” such that ordinary dividends received by our domestic stockholders and attributable to dividends received by us from non-REIT corporations or to income upon which we have paid corporate income tax (e.g., to the extent we distribute less than 100% of our taxable income) generally will be subject to a maximum tax rate of 20%; and (iii) preserved a 28% back-up withholding rate.

The following discussion is a supplement to, and should be read together with, the discussion under the heading “Federal Income Tax Considerations- Taxation of Our Stockholders- Taxation of Foreign Stockholders” in the Registration Statement.

In our prospectus dated June 4, 2012, we noted that, with respect to distributions to foreign stockholders out of our current and accumulated earnings and profits and not attributable to capital gains, we plan to withhold such distributions at a U.S. withholding rate of 30% unless (i) the foreign stockholder files a IRS Form W-8BEN with us evidencing the application of a lower treaty rate or (ii) the foreign stockholder files an IRS Form W-8ECI with us claiming the distribution is effectively connected.  Foreign entity stockholders must now file an IRS Form W-8BEN-E with us to evidence the application of a lower treaty rate.

The following discussion supersedes the discussion under the heading “Federal Income Tax Considerations- Foreign Account Tax Compliance Act” in the Registration Statement.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) imposes a U.S. federal withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a U.S. federal withholding tax at a rate of 30% on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. If we determine withholding is appropriate in respect of our common stock, we may withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. However, under delayed effective dates provided for in the Treasury Regulations and other IRS guidance, such required withholding will not begin until January 1, 2017 with respect to gross proceeds from a sale or other disposition of our common stock.

If withholding is required under FATCA on a payment related to our common stock, holders of our common stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date:	April 6, 2015	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer